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                                                                   EXHIBIT 2.7

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                             PURCHASE AND SALE AGREEMENT



                                       between

                             FOOTHILL CAPITAL CORPORATION

                                         and

                                    SENORAL, INC.






                                     Dated as of

                                    August 1, 1997


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                                  TABLE OF CONTENTS

                                                                            PAGE

SECTION 1.  DEFINITIONS; INTERPRETATION. . . . . . . . . . . . . . . . . . .  2
    (a)  Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . . .  2
    (b)  Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . . .  3

SECTION 2.  ASSIGNMENT AND ASSUMPTION. . . . . . . . . . . . . . . . . . . .  4
    (a)  Assignment and Assumption . . . . . . . . . . . . . . . . . . . . .  4
    (b)  Excluded Rights . . . . . . . . . . . . . . . . . . . . . . . . . .  4

SECTION 3.  PAYMENT OF THE PURCHASE PRICE AND DELIVERY OF THE CREDIT
            DOCUMENTS AND THE TRANSFER DOCUMENTS   . . . . . . . . . . . . .  4

SECTION 4.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . .  5

(a) Mutual Representations and Warranties Regarding This Agreement . . . . .  5
    (b)  Representations and Warranties of Seller. . . . . . . . . . . . . .  5
    (c)  Representations and Warranties of Buyer . . . . . . . . . . . . . .  6
    (d)  Survival of Representations And Warranties. . . . . . . . . . . . .  7

SECTION 5.  COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
    (a)  Cooperation and Reasonable Efforts. . . . . . . . . . . . . . . . .  7
    (b)  Payments Received by Seller . . . . . . . . . . . . . . . . . . . .  7
    (c)  Buyer not to act in Seller's Name . . . . . . . . . . . . . . . . .  7

SECTION 6.  ACKNOWLEDGMENTS OF BUYER . . . . . . . . . . . . . . . . . . . .  8
    (a)  Non-Reliance. . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

SECTION 7.  PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

SECTION 8.  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

SECTION 9.  NO WAIVER; CUMULATIVE REMEDIES . . . . . . . . . . . . . . . . .  9

SECTION 10.  COSTS AND EXPENSES. . . . . . . . . . . . . . . . . . . . . . .  9

SECTION 11.  NO THIRD PARTY BENEFICIARIES. . . . . . . . . . . . . . . . . .  9

SECTION 12.  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . 10


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                                  TABLE OF CONTENTS
                                     (Continued)

                                                                           PAGE

SECTION 13.  ENTIRE AGREEMENT; AMENDMENT . . . . . . . . . . . . . . . . . . 10
    (a)  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . 10
    (b)  Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

SECTION 14.  SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . 10

SECTION 15.  SCHEDULES AND EXHIBITS. . . . . . . . . . . . . . . . . . . . . 10

SECTION 16.  COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . 10

SECTION 17.  BUYER'S INDEMNITIES . . . . . . . . . . . . . . . . . . . . . . 10


                                      ii

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Schedules and Exhibits



Schedule 1 Credit Agreements, Other Credit Documents, and Specification of Assigned Amounts

Schedule 2         Information Relating to Seller and Buyer

                                      iii


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                          PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of August 1, 1997, is made between FOOTHILL CAPITAL CORPORATION, a California corporation (herein, together with its successors, called "Seller"), and SENORAL, INC., a California corporation (herein, together with its successors, called "Buyer").

                                   RECITALS

         Seller is party to, as an original lender or as a successor or assignee of a prior lender, or the holder of, those certain credit documents, agreements, and notes more fully described in SCHEDULE 1 (such credit documents, agreements, and notes, collectively and individually, the "Credit Agreements") with Global One Distribution & Merchandising Inc., a Delaware corporation ("Global"), OSP Publishing, Inc., a Delaware corporation ("OSP"), BEx Corp., a Delaware corporation ("BEx"), and Kelly Russel Studios, Inc., a Delaware corporation ("KR"). Global, OSP, BEx, and KR are referred to herein collectively and individually, and jointly and severally, as "Borrower."

         Seller is also a party to, or the holder or beneficiary of certain security agreements, subordination agreements, guaranties, intercreditor agreements, and other documents and agreements with or relating to Borrower or various other parties more fully described in SCHEDULE 1 (such security agreements, subordination agreements, guaranties, intercreditor agreements, and other documents and agreements, collectively and individually, the "Other Credit Documents").

         Pursuant to the Credit Agreements, certain loans and other extensions of credit have been made by Seller to, and other indebtedness to Seller has arisen with respect to, the Borrower (the principal amount thereof, the "Loans").

         On the terms and conditions set forth below, Buyer desires to acquire for its own account from Seller, and Seller desires to transfer to Buyer, by assignment in accordance with the provisions of this Agreement, without direct or indirect recourse to Seller in regard to the Loans, Seller's interest in all of the aggregate outstanding principal amount of the Loans and accrued and unpaid interest and fees with respect thereto and the Credit Documents as provided below. Buyer shall assume as of the Closing Date Seller's obligations under the Credit Agreements and the other Credit Documents that arise or are due to be performed on or after the Closing Date.

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         Accordingly, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS; INTERPRETATION.

         (a) CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

         "AGREEMENT" means this Purchase and Sale Agreement.

         "ASSIGNED AMOUNT" has the meaning set forth in SECTION 2(a).

         "ASSIGNMENT" means the assignment by Seller, without recourse, of the Assigned Amount and the related acceptance and assumption by Buyer effected as provided in this Agreement.

         "BANKING DAY" means a day other than a Saturday or Sunday on which commercial banks are open for business in Los Angeles, California.

         "BANKRUPTCY CODE" means Title 11 of the United States Code, as amended and recodified from time to time.

         "BORROWER" means Global, OSP, BEx, and KR, and each of them, collectively and individually, and jointly and severally.

         "BEx" has the meaning ascribed thereto in the recitals to this Agreement.

         "BUYER" has the meaning ascribed thereto in the recitals to this Agreement.

         "claim" has the meaning set forth in Section 101 of the Bankruptcy
Code.

         "CLOSING" means the time on the Closing Date when the Assignment transaction is consummated.

         "CLOSING DATE" means October 1, 1997, or such other date upon which the parties may mutually agree in writing.

         "COLLATERAL" means all property described in the Credit Documents, or any of them, as collateral or security for the Assigned Amount or any part thereof, or for any guaranty thereof or secondary obligation with respect thereto.

         "CREDIT AGREEMENTS" has the meaning set forth in the Recitals.

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         "CREDIT DOCUMENTS" means the Credit Agreements together with the
Other Credit Documents, collectively and individually.

         "DOLLARS" and the sign "$" each means lawful money of the United States of America.

         "GLOBAL" has the meaning ascribed thereto in the recitals to this Agreement.

         "KR" has the meaning ascribed thereto in the recitals to this Agreement.

         "LOANS" has the meaning set forth in the Recitals.

         "OSP" has the meaning ascribed thereto in the recitals to this Agreement.

         "PERSON" means an individual, corporation, partnership, joint venture, trust, unincorporated organization or any other entity of whatever nature.

         "REFERENCE RATE" means the variable rate of interest, per annum, most recently publicly announced by Norwest Bank Minnesota, National Association, or any successor thereto, as its "reference rate," "base rate," "prime rate," or the equivalent, irrespective of whether such publicly announced rate is the best rate available from such financial institution. Each change in the rate of interest shall become effective on the date each Reference Rate change is publicly announced by such bank, or any successor thereto.

         "REPRESENTATIVE" means, as to any Person, such Person's affiliates and its and their respective officers, principals, directors, employees, advisors, counsel, and agents.

         "RETAINED RIGHTS" has the meaning set forth in SECTIONS 2(b).

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SELLER" has the meaning ascribed thereto in the recitals to this Agreement.

         "SENORAL SUBORDINATION AGREEMENT" means any subordination agreement entered into between Foothill and Buyer or any affiliate of Buyer.

         "TRANSFER DOCUMENTS" means this Agreement, UCC assignment statements, assignments of certificates of title, short form assignment agreements, and any other assignment-related documents reasonably requested by Buyer to be executed by Seller to the order of Buyer in order to effectuate the Assignment.

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         (b)  INTERPRETATION.  In this Agreement, except to the extent the context otherwise requires: (i) any reference in this Agreement to a Section, a Schedule, or an Exhibit is a reference to a section hereof, a schedule hereto, or an exhibit hereto, respectively, and to a subsection hereto or a clause is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears; (ii) the words "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific Article, Section, subsection, paragraph, or clause in which the respective word appears; (iii) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (iv) the term "including" is not used with limitation as to the referenced matters; and (v) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

SECTION 2.  ASSIGNMENT AND ASSUMPTION.

         (a) ASSIGNMENT AND ASSUMPTION. Subject to and upon the terms and conditions stated in this Agreement, Seller agrees to sell, assign and transfer to Buyer, without direct or indirect recourse or retained liability of any kind, and Buyer agrees to purchase from Seller, on the Closing Date:
(i) all of Seller's right, title, and interest in the Loans in the principal amounts set forth on SCHEDULE 1; and (ii) the amount of any unpaid interest accrued thereon in the amounts set forth on SCHEDULE 1 and any accrued and unpaid fees, if any, with respect to such Loans in the amounts set forth on
SCHEDULE 1 (such principal, interest, and fees so sold being collectively called herein the "Assigned Amount"); together with (iii) all of Seller's rights and remedies under the Credit Documents and with respect to all Collateral for such Assigned Amounts. Buyer hereby agrees, for its own account and risk, to accept such Assignment and to assume, comply with, and perform, on and after the Closing Date, all of Seller's duties, liabilities, obligations, and responsibilities of every type or nature whatsoever and howsoever arising or due to be performed on or after the Closing Date under or as a result of the Credit Documents subject to such Assignment. As of and after the Closing Date, Buyer shall be bound as a party to the Credit Documents and by the obligations of Seller thereunder to the fullest extent permitted under the applicable Credit Documents.

         (b) EXCLUDED RIGHTS. The following rights and claims (collectively, the "Retained Rights") shall belong to and be retained by
Seller: (i) any rights, interests, and claims under any of the Credit Documents in the nature of indemnity, warranty, reimbursement, or the like relating to actual out-of-pocket payments by or on behalf of Seller after the Closing Date, including claims for the reimbursement of losses, settlements, satisfaction of judgments, costs and attorney's fees on account of actions, omissions, events, or conditions occurring prior to or after the Closing Date; provided that this clause (i) shall not prejudice any concurrent rights of Buyer as transferee under any Credit Document; (ii) to the extent provided in the Credit Documents, any accrued and unpaid interest on amounts payable to Seller described in clause (i); and (iii) any rights, interests, and claims of Seller arising as a result of any requirement that Seller repay,

                                       4

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turnover, or disgorge any amount on account of any payment, proceeds, or other amounts received by Seller and applied to the repayment of the Loans prior to the Closing Date.

SECTION 3. PAYMENT OF THE PURCHASE PRICE AND DELIVERY OF THE CREDIT DOCUMENTS AND THE TRANSFER DOCUMENTS.

         The purchase price for the Assignment hereunder shall be the Assigned Amount. Such purchase price shall be paid by Buyer to Seller in immediately available funds not later than 1:00 p.m. (California time) on the Closing Date. On the Closing Date, immediately upon the payment of the purchase price by Buyer to Seller, Seller shall deliver to Buyer the Credit Documents and the Transfer Documents.

SECTION 4.  REPRESENTATIONS AND WARRANTIES.

         (a) MUTUAL REPRESENTATIONS AND WARRANTIES REGARDING THIS AGREEMENT. Each of Seller and Buyer represents and warrants to the other that, as of the Closing Date:

              (i) it has all requisite power and authority to execute and deliver this Agreement and the other Transfer Documents and to perform its respective obligations hereunder and thereunder;

              (ii) its execution and delivery of this Agreement and the other Transfer Documents, and the performance of its respective obligations hereunder and thereunder, have been authorized by all necessary corporate action and do not violate any laws or orders by which it is bound or require any consents of third parties; and

              (iii) each of this Agreement and the other Transfer
Documents constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms thereof, except as enforceability may be limited by the Bankruptcy Code or by other applicable insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditor rights or remedies generally.

         (b) REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer that, as of the Closing Date:

              (i) the Assigned Amount constitutes the total indebtedness with respect to the Loans owed by Borrower to Seller as of the Closing Date;

              (ii) Seller owns the Loans; Seller's interest in the Loans and the Credit Documents is free and clear of liens, charges, and encumbrances; and Seller has not granted any participation in the Loans to any Person;

                                       5

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              (iii) Except for the Senoral Subordination Agreement, the
Assigned Amount is not subject to any contractual subordination entered into by or on behalf of Seller by which Seller's claim is subordinated (PROVIDED that no warranty is hereby given as to the priority of any lien or security interest);

              (iv) based on a diligent review of its files relating to the Loans, and to the best of Seller's information and belief, complete and accurate copies of the Credit Documents have been delivered to Buyer (including any effective amendments or modifications thereof, if any); and

              (v) the Loans and Credit Documents are not considered by the parties to be securities within the meaning of any State or Federal securities laws, including the Securities Act (and nothing herein shall be deemed to imply any contrary characterization), based in part on the representations of Buyer herein.

         (c) REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller that, as of the Closing Date:

              (i) Buyer has conducted an independent investigation of the Borrower with respect to the Loans and has reviewed the Credit Documents submitted to it and is not relying on Seller (except as to the accuracy of Seller's express representations herein);

              (ii) although the Loans and Credit Documents are not considered by the parties to be securities within the meaning of any State or Federal securities laws, including the Securities Act (and nothing herein shall be deemed to imply any contrary characterization), the Loans and Credit Documents have not been registered as securities, and no registration under the Securities Act or any other law or regulation is contemplated by the parties. Without implying that the Assigned Amount or Credit Documents are securities, because Buyer acknowledges that the Assigned Amount and Credit Documents are not securities, Buyer (A) acknowledges that the Assigned Amount and Credit Documents have not been, and will not be, registered under the Securities Act or otherwise pursuant to any securities laws or regulations; and (B) represents that Buyer is and, as of the Closing Date will be, an "accredited investor" within the meaning of Regulation D under the Securities Act, and will hold the Loans and Credit Documents for its own account and not with a view to any distribution or other disposition which would require registration under the Securities Act of 1933, as amended; and

              (iii) the purchase effected hereunder is exclusively for its own account;

              (iv) Except as provided in SECTION 5(a), Buyer is not relying on any continuing cooperation or assistance from Seller after the Closing Date with respect to the Loans, and Buyer assumes the risk of non-cooperation of third parties;

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              (v)  Buyer is a "United States Person" within the meaning
of Paragraph 7701(a)(30) of the Internal Revenue Code of 1986, as amended; and

              (vi) Buyer has not engaged or dealt with any broker, agent, or finder in connection with the transaction contemplated by this Agreement in such a manner as to give rise to a claim for a brokerage commission or finder's fee that could become a liability of Seller or that could give such a broker, agent, or finder a legal basis for enjoining the consummation of the transaction contemplated by this Agreement or asserting any interest in the Loans or the Collateral.

         (d) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The foregoing representations and warranties of Seller and Buyer shall survive the execution and delivery of this Agreement and consummation of the transactions contemplated hereby for a period of two (2) years. Except as expressed herein or in the Transfer Documents, there shall be no other representations, warranties, agreements, or other obligations by Seller to Buyer or by Buyer to Seller, whether express or implied besides those contained herein. Seller understands that Buyer's representations and warranties in this Agreement are exclusive, and that Buyer does not make any other representations or warranties, whether express or implied in this integrated Agreement. Buyer understands that Seller's representations and warranties in this Agreement are exclusive, and that Seller does not make any other representations or warranties, whether expressed or implied in this integrated Agreement.

SECTION 5.  COVENANTS.

         (a) COOPERATION AND REASONABLE EFFORTS. Each of Seller and Buyer hereby agrees (i) to use its respective reasonable efforts and to cooperate with the other to obtain or effect any necessary or desirable consents, approvals, and notices in connection with the assignment of the Assigned Amount and the Collateral from Seller to Buyer, and (ii) to execute and deliver all such further agreements, instruments, notices, certificates, documents and assurances and to perform such acts, as shall be reasonably required to effectuate the purposes of this Agreement; PROVIDED that any action by Seller shall be at the sole expense of Buyer and Seller shall not be required to incur any liability or to subject itself to any recourse as a result of performing this SECTION 5(a). Buyer understands that and accepts the risk that, notwithstanding the reasonable cooperation of Seller, third parties may be uncooperative or may refuse to give requested consents.

         (b) PAYMENTS RECEIVED BY SELLER. If any amount of principal, interest, fees or other amount in respect of the Assigned Amount is received or recovered by Seller, Seller shall promptly make payment of such amount to Buyer after receipt thereof. However, Seller has no obligation to transfer uncollected funds to Buyer, apart from tender of any checks or items duly endorsed by Seller. In addition, nothing herein shall require Seller to make any payment on a day which is not a Banking Day or after the time on any Banking Day after which it is not reasonably

                                       7

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possible to wire transfer funds to Buyer's bank in the ordinary course.
Seller shall cooperate with Buyer to minimize any delay in payment of any amount payable to Buyer under this Agreement.

         (c) BUYER NOT TO ACT IN SELLER'S NAME. Buyer shall not institute or take any action (including, without limitation, any judicial action or proceeding) in the name of Seller or any subsidiary of Seller, provided that Buyer may advise Borrower and third parties of the assignment of the Loans and Credit Documents and that Buyer is the assignee of Seller with respect thereto. From and after the Closing Date, Buyer shall not mislead Borrower as to Buyer's identity and shall not fail to disclose to Borrower that Buyer has become the owner of the Loans and the assignee of the Credit Documents.

SECTION 6.  ACKNOWLEDGMENTS OF BUYER.

         (a) NON-RELIANCE. Buyer acknowledges and confirms to Seller that Buyer has itself been, and will continue to be, independently and without reliance on Seller, based on such documents and information as it has deemed appropriate (including review of Credit Documents and financial information with respect to Borrower), solely responsible for making its own independent appraisal of and investigations into the Borrower, and other Persons with respect to the Credit Documents and its own credit analysis and decision to enter into the Transfer Documents and to consummate the Assignment. Buyer also acknowledges and agrees, except as set forth in SECTION 4, that Seller has made no representation or warranty to Buyer with respect to, and Buyer has not relied upon and will not hereafter rely upon Seller regarding (among other things and without implying any other representations or warranties), and, apart from any liability of Seller to Buyer for any breach of any express provision of this Agreement or as otherwise expressly provided herein or in any Transfer Document, Seller shall not directly or indirectly have, suffer or incur any liability whatsoever to Buyer or any of its Representatives or any of its respective successors or assigns on account of, or as a consequence of: (i) the execution, legality, validity, enforceability, genuineness, sufficiency, value, or collectability of the Assigned Amount, or the Credit Documents or the value, perfection, validity, or enforceability of any Collateral, including any inability or failure for any reason whatsoever to be able to enforce any Credit Document or other obligation or Collateral acquired by Buyer from Seller, including on account of any defense or offset, on account of any acts or omissions of Seller before the Closing Date; (ii) any loss, impairment, or other adverse effect with respect to the Assigned Amount or any other obligation owing in connection with any of the Credit Documents or the Loans or any Collateral, whether or not related to any acts or omissions of Seller or any other Person at any time before the Closing Date, including as a result of any offset or defense of any kind whatsoever, whether or not resulting from any conduct of Seller or any of its Representatives, from the operation of any provision of the Bankruptcy Code, or otherwise; (iii) the creditworthiness, financial condition, other condition, affairs, status, or nature of the Borrower, or any other Person; or (iv) any representations, warranties, or statements made in, or in connection with, the Credit Documents by any Person (other than any representation, warranty, or statement made by Seller in this Agreement or the other Transfer Documents), or any

                                       8

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information provided by Seller (other than as expressly provided in this
Agreement or any Schedule hereto, or in any other Transfer Document), Borrower, or any other Person under or in connection with any Credit Document or the transactions therein contemplated.

SECTION 7.  PAYMENTS.

         All payments hereunder shall be made on a Banking Day, without setoff, deduction, or counterclaim, and in Dollars and immediately available funds, to the accounts designated by each party on SCHEDULE 2 or to such other account as either party may designate by written notice to the other party.

SECTION 8.  NOTICES.

         All notices and other communications provided for hereunder or under the other Transfer Documents shall, unless otherwise stated herein, be in writing (including by facsimile) and shall be mailed, sent or delivered at or to the address or facsimile number of the respective party or parties set forth on SCHEDULE 2, or at or to such other address or facsimile number as such party or parties shall have designated in a written notice to the other party or parties. All such notices and communications shall be effective (i) if delivered by hand, upon delivery; and (ii) if sent by mail or facsimile, upon receipt.

SECTION 9.  NO WAIVER; CUMULATIVE REMEDIES.

         No failure on the part of Seller or Buyer to exercise, and no delay in exercising, any right, remedy, power, or privilege hereunder or under any other Transfer Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights and remedies under this Agreement and the other Transfer Documents are cumulative and not exclusive of any rights, remedies, powers, and privileges that may otherwise be available to Seller or Buyer.

SECTION 10.  COSTS AND EXPENSES.

         Seller and Buyer shall each absorb its own costs and expenses (including fees and disbursements of counsel) in connection with the negotiation, preparation, and execution of this Agreement and the other Transfer Documents. In the event of any legal action to enforce or construe any provision of this Agreement, the nonprevailing party or parties thereto shall pay to the prevailing party the reasonable costs and expenses (including court costs and attorneys' fees) actually incurred by such prevailing party therein. Should any such amount not be paid on demand, interest shall accrue thereon at the Reference Rate.

SECTION 11.  NO THIRD PARTY BENEFICIARIES.

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         The representations and warranties of Seller and Buyer in this
Agreement and the other Transfer Documents are made only by Seller to Buyer personally and by Buyer to Seller personally and are not assignable by Buyer or by Seller, and are not subject to enforcement by any other Person. This Agreement and the other Transfer Documents are entered into for the sole protection and benefit of the parties hereto and their respective successors and assigns, and no other Person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Agreement and the other Transfer Documents.

SECTION 12.  GOVERNING LAW.

         THIS AGREEMENT AND THE OTHER TRANSFER DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, UNITED STATES.

SECTION 13.  ENTIRE AGREEMENT; AMENDMENT.

         (a) ENTIRE AGREEMENT. This Agreement and the other Transfer Documents constitute the entire agreement of Seller and Buyer with respect to the matters set forth herein and supersede and any and all prior drafts, agreements, commitments, discussions and understandings, oral or written, with respect hereto or to any Transfer Document.

         (b) AMENDMENTS. This Agreement may not be modified, amended or otherwise altered except by a writing signed by Seller and Buyer.

SECTION 14.  SEVERABILITY.

         Whenever possible, each provision of this Agreement and the other Transfer Documents shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement or any such other Transfer Document shall be prohibited by or invalid under any such law or regulation in any jurisdiction, such provision shall, as to such jurisdiction, be deemed modified to the minimum extent necessary in order to conform to the requirements of such law or regulation, or, if for any reason such provision is not deemed so modified, shall be ineffective and invalid only to the extent of such prohibition or invalidity, without affecting the remaining provisions of this Agreement and the other Transfer Documents or the validity or effectiveness of such provision in any other jurisdiction.

SECTION 15.  SCHEDULES AND EXHIBITS.

         All Schedules and Exhibits to this Agreement shall be deemed to be an integral part hereof.

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SECTION 16.  COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

SECTION 17.  BUYER'S INDEMNITIES.

         Buyer hereby agrees to indemnify and hold Seller and its agents, affiliates, controlling persons, officers, directors, and employees (collectively, the "Seller Indemnitees") harmless from and against any and all Liabilities that are incurred by Seller Indemnitees or any of them, to the extent caused by, resulting from, or related to (i) Buyer's breach of any of its representations, warranties, covenants, or agreements set forth in this Agreement, or (ii) Buyer's failure to comply with or perform any of the duties, obligations, or responsibilities assumed by it pursuant to SECTION 2(a) of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  FOOTHILL CAPITAL CORPORATION,
                                  a California corporation


                                  By:        /s/ THOMAS SIGURDSON
                                     ----------------------------------------
                                  Title:          Vice President
                                        -------------------------------------




                                  SENORAL, INC.,
                                  a California corporation



                                  By:         /s/ ALAN SALONER
                                      -----------------------------------------
                                  Title:            President
                                        ---------------------------------------

                          CONSENT AND ESTOPPEL BY BORROWER

    Borrower hereby acknowledges and agrees that: (i) it has received a copy of, reviewed, and is familiar with the contents of, the foregoing Purchase and Sale Agreement dated as of August 1, 1997, between Foothill Capital Corporation, as Seller, and Senoral, Inc., as Buyer (the "Purchase and Sale Agreement"); (ii) all terms used herein have the meaning ascribed thereto in the Purchase and Sale Agreement unless otherwise defined herein; (iii) the purchase of the Assigned Amount by Buyer from Seller shall occur as of October 1, 1997 (the "Closing Date"); (iv) SCHEDULE 1 of the Purchase and Sale Agreement accurately and correctly describes the Credit Documents and does not omit any documents or agreements that should be listed thereon, nor does it fail to include any amendments or modifications relating thereto (other than those being entered into between the undersigned and Buyer following the purchase by Buyer of the Loans); and (v) the Assigned Amount represents the correct amount owed by Borrower as of the Closing Date with respect to the Loans, and accrued and unpaid interest and fees with respect thereto, and Borrower has no defenses, offsets, counterclaims, or deductions with respect to the Assigned Amount, or, if any such items may have existed, they are hereby waived for the benefit of Buyer and to induce Buyer to purchase the Loans.

                                 GLOBAL ONE DISTRIBUTION & MERCHANDISING INC., a Delaware corporation



                                 By:       /s/ GEORGE VRABECK
                                    -----------------------------------------
                                 Title:        President
                                       --------------------------------------

                                 OSP PUBLISHING, INC.,
                                 a Delaware corporation



                                 By:          /s/ GEORGE VRABECK
                                    -----------------------------------------
                                 Title:           President
                                       --------------------------------------

                                 BEx CORP.,
                                 a Delaware corporation



                                 By:     /s/ GEORGE VRABECK
                                    -----------------------------------------
                                 Title:      President
                                        -------------------------------------

                                 KELLY RUSSEL STUDIOS, INC.,
                                 a Delaware corporation



                                 By:       /s/ GEORGE VRABECK
                                    ------------------------------------------
                                 Title:        President
                                       ---------------------------------------

                                   SCHEDULE 1


                      CREDIT AGREEMENTS, OTHER CREDIT DOCUMENTS,
                        AND SPECIFICATION OF ASSIGNED AMOUNTS

A.  Schedule of Documents

    1.   Disbursement of Proceeds

    2.   Amendments and Letter Agreements

    3. Amended and Restated Secured Term Loan Note in the original principal amount of $500,000

    4.   Amended and Restated Loan and Security Agreement

    5.   Pledge Security Agreement

    6. Amended and Restated Collateral Assignment of Patents and Trademarks (Security Agreement)

    7.   Collateral Documents with respect to $500,000 Treasury bill
              a.   Limited Recourse Continuing Guaranty of Richman Bry, Jr.
              b.   Pledge and Security Agreement of Richard Bry, Jr.

    8.   Tri-Party Depository Agreement by City National Bank
              a.   Button Exchange, Ltd., Account #001-073907
              b.   OSP Publishing, Inc., Account #001-073893

    9. Deposit Account Security Interest Notification Letter (City National Bank - OSP Acct. #001-672185, BEx Acct. 001-984241)

    10.  Opinion of Counsel

    11.  Warranties and Representations of Officers

    12. Certified Copy of Corporate Resolution To Borrow And to Grant A Security Interest

    13.  Certificate of Secretary

    14.  Articles of Organization of Borrower

    15.  Delaware Good Standing Certificates

    16.  Certificates of Merger and Related Documents

    17.  Bylaws of Borrower

    18.  California Franchise Tax Board Certificate

    19.  Limited Continuing Guaranties from
              a.   Joseph C. Angard
              b.   Michael Malm

    20.  Real Property Waiver And Consent

    21.  Waiver and Consent by Real Property Owner(s) for address of:
              a.   MISSING 5548 Lindbergh Lane, Bell, CA 90201
              b. 6841 North Rochester Road, Rochester, MI 48307 UNRECORDED COPY UNSIGNED BY FCC
              c. MISSING 200 West Diversion Street, Suite G-11, Rochester, MI 48307

    22.  Amended and Restated Subordination Agreement with Robert Yamasaki

    23.  Amended and Restated Intercreditor and Subordination Agreement

    24.  Release and Payoff Letter for City National Bank

    25.  Tombston Authorization

B.  Assigned Amounts


                              A.                 B.                   C.               A.+ B.+ C.=
                       Loan Principal       Accrued and          Accrued and         Assigned Amount
Loan Description           Amount         Unpaid Interest        Unpaid Costs,
                                                               Fees, Expenses &
                                                                 LC Collateral*
====================================================================================================
Revolving and          $254,508.49        $14,141.35            $73,530.42*          $342,180.26
Term Facilities


*Estimated, subject to subsequent adjustment

                                   SCHEDULE 2


                       INFORMATION RELATING TO SELLER AND BUYER

1.  SELLER INFORMATION

    NOTICES:       Foothill Capital Corporation
                   11111 Santa Monica Boulevard, Suite 1500
                   Los Angeles, California  90025
                   Attn.: Business Finance Manager

                   Facsimile: (310) 479-9788


    PAYMENTS:      The Chase Manhattan Bank
                   ABA #   021-000-021
                   ACCT. NO. 323-266193
                   PAYEE:  Foothill Capital Corporation
                   RE:


2.  BUYER INFORMATION

    NOTICES:       Senoral, Inc.
                   8474 Commerce Avenue, Suite B
                   San Pedro, California  92121
                   Attn.:  Alan Saloner

                   Facsimile: (619) 549-3815


    PAYMENTS:      Union Bank
                   ABA #   122-000-496
                   ACCT. NO. 0051363935
                   PAYEE:  Senoral, Inc.
                   RE:


                                       17